UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2010

AMERICAN LITHIUM MINERALS, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 333-132648

Nevada	71-1049972
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 828-9143

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On March 22, 2010, J. Trevor Eyton informed American Lithium Minerals, Inc. (the “Company”) of his resignation from its Board of Directors effective immediately.  There were no disagreements between Mr. Eyton and the Company regarding any matters relating to the Company’s operations, policies, or practices.

(d)           William S. Deluce was appointed as a director of the Company by written consent of the directors dated April 13, 2010.  Patrick Reid was appointed as a director of the Company by written consent of the directors dated April 15, 2010.  At its April 23, 2010 meeting, the Company’s Board of Directors ratified the appointments of Mr. Deluce and Mr. Reid, and appointed Tim Casgrain as a director of the Company.  Mr. Casgrain’s appointment was immediately effective and he was appointed as Chair of the Audit Committee.  Mr. Deluce was also appointed as a member of the Audit Committee.  Mr. Reid was appointed as the Chairman of the Board of Directors effective April 23, 2010.

Mr. Reid brings in excess of twenty years experience associated with the mining industry and is currently Chairman of Probe Mines Limited, a Director of Canstar Resources Inc and a Director of Valencia Ventures Inc. Mr. Reid is the former President of the Ontario Mining Association (1984 — 2004) and was instrumental in establishing “Ontario Mining Week” to raise public, government and industry awareness of the contribution of the mining industry to the daily life of Ontarians and the prosperity of the Ontario economy.   Mr. Reid was a Member of the Provincial Parliament for Rainy River, Ontario between1967 — 1984.

Mr. Casgrain was formerly with the accounting firm of Deloitte & Touche and is currently Vice-Chairman of Skyservice Investments Inc., a wholly owned Canadian aviation company, and has been involved since 1997.  From 1976 to 2002, he served as Executive Vice President of Brookfield Asset Management and from 1988 to 1995 he was appointed to NBS Technologies Inc. as President and Chief Executive Officer.  Mr. Casgrain was appointed Chair of the CBC/RadioCanada Board of Directors on April 27, 2007, for a five-year term.

Mr. Deluce brings a long history of founding and building highly successful companies.  He is a former director, audit committee Chairman and human resource compensation committee Chairman of Canadian Tire Corporation, as well as a former Director of Canada 3000 Airlines.  Mr. Deluce is currently president of Wicklow Consulting Inc., a diversified investment company with global interests in the aviation and mining sectors.  Mr. Deluce was recently appointed to the Canadian Air Transport Security Authority (CATSA) Board of Directors for a term of three years.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by American Lithium Minerals, Inc. dated May 4, 2010 furnished herewith.
99.2	Press Release issued by American Lithium Minerals, Inc. dated April 15, 2010 furnished herewith.
99.3	Press Release issued by American Lithium Minerals, Inc. dated April 13, 2010 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2010	AMERICAN LITHIUM MINERALS, INC.

	By:	/s/ Hugh H. Aird
	Name:	Hugh H. Aird
	Title:	President & CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by American Lithium Minerals, Inc. dated May 4, 2010 furnished herewith.
99.2	Press Release issued by American Lithium Minerals, Inc. dated April 15, 2010 furnished herewith.
99.3	Press Release issued by American Lithium Minerals, Inc. dated April 13, 2010 furnished herewith.